KEYCORP REPORTS FIRST QUARTER 2023 NET INCOME OF $275 MILLION,
OR $.30 PER DILUTED COMMON SHARE
Net income includes $126 million, or $.14 per share from allowance build and expense actions

Durable, relationship-based business model provides stability and positions the company to perform well throughout the business cycle

Strong liquidity and funding, supported by diverse, core deposits

Solid credit quality and disciplined underwriting with net charge-offs to average loans of 15 basis points

Capital remains strong, with Common Equity Tier 1 of 9.1%(a)

    CLEVELAND, April 20, 2023 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $275 million, or $.30 per diluted common share for the first quarter of 2023. This compared to $356 million, or $.38 per diluted common share, for the fourth quarter of 2022 and $420 million, or $.45 per diluted common share, for the first quarter of 2022.

Comments from Chairman and CEO, Chris Gorman

"Key’s durable business model continues to provide stability while driving sound, profitable growth through all market conditions. Our strong balance sheet and our focus on relationship banking yields a diverse, stable deposit base and high-quality lending opportunities. Importantly, our long-standing commitment to primacy continues to serve us well, resulting in an increase in period-end deposits on a linked quarter basis. As a strong, core-funded institution, we are well positioned to continue to serve and support our clients and prospects.

The successful de-risking of our loan portfolios over the last decade positions Key to outperform, from a credit perspective. In the first quarter, we added to our allowance for credit losses to reflect changes in our economic outlook, with our allowance now representing over 7 years of annualized net charge-offs. Additionally, we delivered another quarter of strong credit performance, with net charge-offs of 15 basis points.

I remain confident in Key and the long-term outlook for our business. We have a relationship-based business model that will continue to serve our clients and our prospects and deliver value to our shareholders.”

(a)March 31, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Selected Financial Highlights

Dollars in millions, except per share data				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Income (loss) from continuing operations attributable to Key common shareholders	$275	$356	$420	(22.8)%	(34.5)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.30	.38	.45	(21.1)	(33.3)
Return on average tangible common equity from continuing operations (a)	13.16%	18.07%	14.12%	N/A	N/A
Return on average total assets from continuing operations	.66	.83	.99	N/A	N/A
Common Equity Tier 1 ratio (b)	9.1	9.1	9.4	N/A	N/A
Book value at period end	$12.70	$11.79	$14.43	7.7	(12.0)
Net interest margin (TE) from continuing operations	2.47%	2.73%	2.46%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)March 31, 2023 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Net interest income (TE)	$1,106	$1,227	$1,020	(9.9)%	8.4%
Noninterest income	608	671	676	(9.4)	(10.1)
Total revenue	$1,714	$1,898	$1,696	(9.7)%	1.1%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.1 billion for the first quarter of 2023 and the net interest margin was 2.47%. Compared to the first quarter of 2022, net interest income increased $86 million and the net interest margin increased by one basis point. Net interest income and the net interest margin benefited from higher earning asset balances and higher interest rates, partly offset by higher interest-bearing deposit costs and a shift in funding mix.

Compared to the fourth quarter of 2022, taxable-equivalent net interest income decreased by $121 million, while the net interest margin decreased by 26 basis points. Net interest income and the net interest margin reflect higher interest-bearing deposit costs and a change in funding mix, partly offset by higher earning asset balances and a benefit from higher interest rates. Additionally, net interest income was lower reflecting two fewer days in the first quarter of 2023.

Noninterest Income

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Trust and investment services income	$128	$126	$136	1.6%	(5.9)%
Investment banking and debt placement fees	145	172	163	(15.7)	(11.0)
Cards and payments income	81	85	80	(4.7)	1.3
Service charges on deposit accounts	67	71	91	(5.6)	(26.4)
Corporate services income	76	89	91	(14.6)	(16.5)
Commercial mortgage servicing fees	46	42	36	9.5	27.8
Corporate-owned life insurance income	29	33	31	(12.1)	(6.5)
Consumer mortgage income	11	9	21	22.2	(47.6)
Operating lease income and other leasing gains	25	24	32	4.2	(21.9)
Other income	—	20	(5)	(100.0)	100.0
Total noninterest income	$608	$671	$676	(9.4)%	(10.1)%

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

    Compared to the first quarter of 2022, noninterest income decreased by $68 million. The decrease was driven by a $24 million decline in service charges on deposit accounts, reflecting a planned reduction in overdraft and non-sufficient funds fees and lower account analysis fees related to the interest rate environment, as well as an $18 million decline in investment banking and debt placement fees. Additionally, corporate services income decreased $15 million, due to lower loan fees and market-related adjustments in the prior period. Consumer mortgage income decreased $10 million, reflecting lower saleable volume and lower gain on sale margins. Partially offsetting the decrease was a $10 million increase in commercial mortgage servicing fees.

Compared to the fourth quarter of 2022, noninterest income decreased by $63 million, reflecting a $27 million decline in investment banking and debt placement fees. Other income decreased by $20 million, driven by market-related valuation adjustments and a Visa litigation adjustment. Corporate services income decreased $13 million, reflecting lower derivatives income associated with customer derivatives, partially offset by growth in commercial mortgage servicing fees and trust and investment services income, up $4 million and $2 million, respectively.

Noninterest Expense

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Personnel expense	$701	$674	$630	4.0%	11.3%
Nonpersonnel expense	475	482	440	(1.5)	8.0
Total noninterest expense	$1,176	$1,156	$1,070	1.7%	9.9%

    Compared to the first quarter of 2022, noninterest expense increased by $106 million. The increase was driven by personnel expense, up $71 million, reflecting $36 million of severance and other costs related to expense actions, as well as higher salaries. Nonpersonnel expense increased $35 million, driven by a $47 million increase in other expense, reflecting $28 million related to our expense actions and an increase in the base Federal Deposit Insurance Corporation ("FDIC") assessment rate of $9 million. Additionally, computer processing expense increased $15 million. Partially offsetting the increase in nonpersonnel expense was an $8 million decline in business services and professional fees, an $8 million decline in operating lease expense and a $7 million decline in marketing expense.

    Compared to the fourth quarter of 2022, noninterest expense increased $20 million. The increase was driven by a $27 million increase in personnel expense, reflecting $36 million of severance and other costs related to expense actions, partly offset by a decline in incentive compensation. Nonpersonnel expense declined $7 million, reflecting a $15 million decline in business services and professional fees and a $10 million decline in marketing expense, partly offset by a $10 million increase in other expense. The increase in other expense reflects $28 million related to expense actions, as well as an increase in the base FDIC assessment rate of $9 million, partly offset by a reduction of a charitable contribution in the prior period.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Commercial and industrial (a)	$60,281	$58,212	$51,574	3.6%	16.9%
Other commercial loans	22,778	22,720	20,556	.3	10.8
Total consumer loans	36,778	36,770	31,632	—	16.3
Total loans	$119,837	$117,702	$103,762	1.8%	15.5%

(a)Commercial and industrial average loan balances include $178 million, $171 million, and $141 million of assets from commercial credit cards at March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

Average loans were $119.8 billion for the first quarter of 2023, an increase of $16.1 billion compared to the first quarter of 2022. Commercial loans increased by $10.9 billion, largely reflecting growth in commercial and industrial loans, as well as an increase in commercial mortgage real estate loans. Consumer loans increased $5.1 billion, largely driven by Key's residential mortgage business.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Compared to the fourth quarter of 2022, average loans increased by $2.1 billion. The increase was driven by commercial loans, up $2.1 billion, reflecting growth in commercial and industrial loans.

Average Deposits

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Non-time deposits	$132,907	$139,558	$146,426	(4.8)%	(9.2)%
Certificates of deposit ($100,000 or more)	2,392	1,351	1,639	77.1	45.9
Other time deposits	8,106	4,757	2,098	70.4	286.4
Total deposits	$143,405	$145,666	$150,163	(1.6)%	(4.5)%

Cost of total deposits	.99%	.51%	.04%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $143.4 billion for the first quarter of 2023, a decrease of $6.8 billion compared to the year-ago quarter. The decline reflects elevated inflation-related spend, the normalization of pandemic-related deposits, and changing client behavior due to higher interest rates.

Compared to the fourth quarter of 2022, average deposits decreased by $2.3 billion. The decline was driven by the normalization of pandemic-related balances, changing client behavior due to higher interest rates, and normal seasonal deposit outflows in commercial deposits.

ASSET QUALITY

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Net loan charge-offs	$45	$41	$33	9.8%	36.4%
Net loan charge-offs to average total loans	.15%	.14%	.13%	N/A	N/A
Nonperforming loans at period end	$416	$387	$439	7.5	(5.2)
Nonperforming assets at period end	447	420	467	6.4	(4.3)
Allowance for loan and lease losses	1,380	1,337	1,105	3.2	24.9
Allowance for credit losses	1,656	1,562	1,271	6.0	30.3
Provision for credit losses	139	265	83	(47.5)	67.5

Allowance for loan and lease losses to nonperforming loans	332%	346%	252%	N/A	N/A
Allowance for credit losses to nonperforming loans	398	404	290	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $139 million, compared to $83 million in the first quarter of 2022 and provision of $265 million in the fourth quarter of 2022. The increase from the year-ago period reflects changes in the economic outlook, in addition to higher net loan charge-offs. The decrease from the prior quarter is primarily driven by economic conditions and slowing loan growth.

    Net loan charge-offs for the first quarter of 2023 totaled $45 million, or 0.15% of average total loans. These results compare to $33 million, or 0.13%, for the first quarter of 2022 and $41 million, or 0.14%, for the fourth quarter of 2022. Key’s allowance for credit losses was $1.7 billion, or 1.38% of total period-end loans at March 31, 2023, compared to 1.19% at March 31, 2022, and 1.31% at December 31, 2022.

    At March 31, 2023, Key’s nonperforming loans totaled $416 million, which represented 0.35% of period-end portfolio loans. These results compare to 0.41% at March 31, 2022, and 0.32% at December 31, 2022. Nonperforming assets at March 31, 2023, totaled $447 million, and represented 0.37% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.44% at March 31, 2022, and 0.35% at December 31, 2022.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2023.

Capital Ratios

	3/31/2023	12/31/2022	3/31/2022
Common Equity Tier 1 (a)	9.1%	9.1%	9.4%
Tier 1 risk-based capital (a)	10.6	10.6	10.7
Total risk-based capital (a)	12.8	12.8	12.4
Tangible common equity to tangible assets (b)	4.6	4.4	6.0
Leverage (a)	8.8	8.9	8.6

(a)March 31, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the first quarter of 2023. As shown in the preceding table, at March 31, 2023, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.1% and 10.6%, respectively. Key's tangible common equity ratio was 4.6% at March 31, 2023.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by eight basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Shares outstanding at beginning of period	933,325	932,938	928,850	—%	.5%
Open market repurchases and return of shares under employee compensation plans	(4,333)	(2)	(1,707)	N/M	153.8
Shares issued under employee compensation plans (net of cancellations)	6,237	389	5,255	N/M	18.7
Shares outstanding at end of period	935,229	933,325	932,398	.2%	.3%

N/M = Not Meaningful

    During the first quarter of 2023, Key declared a dividend of $.205 per common share. Additionally, we have $752 million remaining in our share repurchase authorization through the third quarter of 2023.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Major Business Segments

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Revenue from continuing operations (TE)
Consumer Bank	$842	$900	$799	(6.4)%	5.4%
Commercial Bank	841	928	808	(9.4)	4.1
Other (a)	31	70	89	(55.7)	(65.2)
Total	$1,714	$1,898	$1,696	(9.7)%	1.1%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$81	$74	$71	9.5%	14.1%
Commercial Bank	264	250	284	5.6	(7.0)
Other (a)	(34)	70	92	(148.6)	(137.0)
Total	$311	$394	$447	(21.1)%	(30.4)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Summary of operations
Net interest income (TE)	$614	$674	$543	(8.9)%	13.1%
Noninterest income	228	226	256	.9	(10.9)
Total revenue (TE)	842	900	799	(6.4)	5.4
Provision for credit losses	60	105	43	(42.9)	39.5
Noninterest expense	675	698	663	(3.3)	1.8
Income (loss) before income taxes (TE)	107	97	93	10.3	15.1
Allocated income taxes (benefit) and TE adjustments	26	23	22	13.0	18.2
Net income (loss) attributable to Key	$81	$74	$71	9.5%	14.1%

Average balances
Loans and leases	$43,086	$43,149	$38,654	(.1)%	11.5%
Total assets	45,911	46,214	41,786	(.7)	9.9
Deposits	84,492	87,243	91,516	(3.2)	(7.7)

Assets under management at period end	$53,689	$51,282	$53,707	4.7%	—%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Additional Consumer Bank Data

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Noninterest income
Trust and investment services income	$101	$97	$106	4.1%	(4.7)%
Service charges on deposit accounts	38	40	54	(5.0)	(29.6)
Cards and payments income	61	62	57	(1.6)	7.0
Consumer mortgage income	11	9	21	22.2	(47.6)
Other noninterest income	17	18	18	(5.6)	(5.6)
Total noninterest income	$228	$226	$256	.9%	(10.9)%

Average deposit balances
Money market deposits	$28,127	$29,695	$32,013	(5.3)%	(12.1)%
Demand deposits	24,829	24,956	26,632	(.5)	(6.8)
Savings deposits	7,025	7,439	7,233	(5.6)	(2.9)
Certificates of deposit ($100,000 or more)	2,182	1,227	1,520	77.8	43.6
Other time deposits	2,169	1,762	2,089	23.1	3.8
Noninterest-bearing deposits	20,160	22,164	22,029	(9.0)	(8.5)
Total deposits	$84,492	$87,243	$91,516	(3.2)%	(7.7)%

Other data
Branches	971	972	993
Automated teller machines	1,263	1,265	1,308

Consumer Bank Summary of Operations (1Q23 vs. 1Q22)
•Key's Consumer Bank recorded net income attributable to Key of $81 million for the first quarter of 2023, compared to $71 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $71 million, or 13.1%, compared to the first quarter of 2022, driven by higher interest rates and balance sheet mix
•Average loans and leases increased $4.4 billion, or 11.5%, from the first quarter of 2022, driven by loan growth in consumer mortgage
•Average deposits decreased $7.0 billion, or 7.7%, from the first quarter of 2022, driven by elevated inflation-related spend, the normalization of pandemic-related deposits, and changing client behavior due to higher interest rates
•Provision for credit losses increased $17 million compared to the first quarter of 2022, driven by changes in the economic outlook
•Noninterest income decreased $28 million from the year-ago quarter, driven by a decline in service charges on deposit accounts, reflecting a planned reduction in overdraft and non-sufficient funds fees, and lower consumer mortgage income, reflecting lower saleable volume and gain on sale margins
•Noninterest expense increased $12 million, or 1.8%, from the year-ago quarter, primarily driven by an increase in salaries

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Commercial Bank

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Summary of operations
Net interest income (TE)	$475	$521	$414	(8.8)%	14.7%
Noninterest income	366	407	394	(10.1)	(7.1)
Total revenue (TE)	841	928	808	(9.4)	4.1
Provision for credit losses	80	165	41	(51.5)	95.1
Noninterest expense	428	461	414	(7.2)	3.4
Income (loss) before income taxes (TE)	333	302	353	10.3	(5.7)
Allocated income taxes and TE adjustments	69	52	69	32.7	—
Net income (loss) attributable to Key	$264	$250	$284	5.6%	(7.0)%

Average balances
Loans and leases	$76,306	$74,100	$64,684	3.0%	18.0%
Loans held for sale	876	1,377	1,323	(36.4)	(33.8)
Total assets	85,852	84,615	74,816	1.5	14.8
Deposits	52,185	54,385	57,241	(4.0)%	(8.8)%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 1Q23 vs.
	1Q23	4Q22	1Q22	4Q22	1Q22
Noninterest income
Trust and investment services income	$27	$29	$31	(6.9)%	(12.9)%
Investment banking and debt placement fees	145	172	162	(15.7)	(10.5)
Cards and payments income	20	19	22	5.3	(9.1)
Service charges on deposit accounts	27	30	36	(10.0)	(25.0)
Corporate services income	69	81	82	(14.8)	(15.9)
Commercial mortgage servicing fees	46	42	36	9.5	27.8
Operating lease income and other leasing gains	24	23	32	4.3	(25.0)
Other noninterest income	8	11	(7)	(27.3)	214.3
Total noninterest income	$366	$407	$394	(10.1)%	(7.1)%

Commercial Bank Summary of Operations (1Q23 vs. 1Q22)
•Key's Commercial Bank recorded net income attributable to Key of $264 million for the first quarter of 2023 compared to $284 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $61 million, or 14.7%, compared to the first quarter of 2022, reflecting higher interest rates and balance sheet mix
•Average loan and lease balances increased $11.6 billion, or 18.0%, compared to the first quarter of 2022, reflecting growth in commercial and industrial loans and an increase in commercial mortgage real estate loans
•Average deposit balances decreased $5.1 billion compared to the first quarter of 2022, reflecting elevated inflation-related spend, the normalization of pandemic-related deposits, and changing client behavior due to higher interest rates
•Provision for credit losses increased $39 million compared to the first quarter of 2022, as we prepare for more challenging economic conditions
•Noninterest income decreased $28 million from the year-ago quarter, primarily driven by a decline in corporate services income and lower investment banking and debt placement fees
•Noninterest expense increased $14 million from the first quarter of 2022, primarily driven by an increase in salaries and incentive compensation

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $198 billion at March 31, 2023.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Adrienne Atkinson	Beth Strauss
216.689.4030	216.471.2787
Adrienne.Atkinson@key.com	Beth_A_Strauss@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2022, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on April 20, 2023. A replay of the call will be available through April 30, 2023.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

KeyCorp
First Quarter 2023
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Summary of operations
Net interest income (TE)	$1,106	$1,227	$1,020
Noninterest income	608	671	676
Total revenue (TE)	1,714	1,898	1,696
Provision for credit losses	139	265	83
Noninterest expense	1,176	1,156	1,070
Income (loss) from continuing operations attributable to Key	311	394	447
Income (loss) from discontinued operations, net of taxes	1	—	1
Net income (loss) attributable to Key	312	394	448

Income (loss) from continuing operations attributable to Key common shareholders	275	356	420
Income (loss) from discontinued operations, net of taxes	1	—	1
Net income (loss) attributable to Key common shareholders	276	356	421

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.30	$.38	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.30	.38	.46

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.30	.38	.45
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.30	.38	.45

Cash dividends declared	.205	.205	.195
Book value at period end	12.70	11.79	14.43
Tangible book value at period end	9.67	8.75	11.41
Market price at period end	12.52	17.42	22.38

Performance ratios
From continuing operations:
Return on average total assets	.66%	.83%	.99%
Return on average common equity	9.85	13.24	11.45
Return on average tangible common equity (b)	13.16	18.07	14.12
Net interest margin (TE)	2.47	2.73	2.46
Cash efficiency ratio (b)	68.0	60.3	62.4

From consolidated operations:
Return on average total assets	.66%	.82%	.99%
Return on average common equity	9.89	13.24	11.47
Return on average tangible common equity (b)	13.21	18.07	14.15
Net interest margin (TE)	2.47	2.73	2.46
Loan to deposit (c)	84.4	84.7	72.9

Capital ratios at period end
Key shareholders’ equity to assets	7.3%	7.1%	8.5%
Key common shareholders’ equity to assets	6.0	5.8	7.4
Tangible common equity to tangible assets (b)	4.6	4.4	6.0
Common Equity Tier 1 (d)	9.1	9.1	9.4
Tier 1 risk-based capital (d)	10.6	10.6	10.7
Total risk-based capital (d)	12.8	12.8	12.4
Leverage (d)	8.8	8.9	8.6

Asset quality — from continuing operations
Net loan charge-offs	$45	$41	$33
Net loan charge-offs to average loans	.15%	.14%	.13%
Allowance for loan and lease losses	$1,380	$1,337	$1,105
Allowance for credit losses	1,656	1,562	1,271
Allowance for loan and lease losses to period-end loans	1.15%	1.12%	1.04%
Allowance for credit losses to period-end loans	1.38	1.31	1.19
Allowance for loan and lease losses to nonperforming loans	332	346	252
Allowance for credit losses to nonperforming loans	398	404	290
Nonperforming loans at period-end	$416	$387	$439
Nonperforming assets at period-end	447	420	467
Nonperforming loans to period-end portfolio loans	.35%	.32%	.41%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.37	.35	.44

Trust assets
Assets under management	$53,689	$51,282	$53,707
Other data
Average full-time equivalent employees	18,220	18,210	17,110
Branches	971	972	993
Taxable-equivalent adjustment	$7	$7	$6

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)March 31, 2023, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$14,322	$13,454	$15,308
Less: Intangible assets (a)	2,836	2,844	2,810
Preferred Stock (b)	2,446	2,446	1,856
Tangible common equity (non-GAAP)	$9,040	$8,164	$10,642
Total assets (GAAP)	$197,519	$189,813	$181,221
Less: Intangible assets (a)	2,836	2,844	2,810
Tangible assets (non-GAAP)	$194,683	$186,969	$178,411
Tangible common equity to tangible assets ratio (non-GAAP)	4.64%	4.37%	5.96%
Pre-provision net revenue
Net interest income (GAAP)	$1,099	$1,220	$1,014
Plus: Taxable-equivalent adjustment	7	7	6
Noninterest income	608	671	676
Less: Noninterest expense	1,176	1,156	1,070
Pre-provision net revenue from continuing operations (non-GAAP)	$538	$742	$626
Average tangible common equity
Average Key shareholders' equity (GAAP)	$13,817	$13,168	$16,780
Less: Intangible assets (average) (c)	2,841	2,851	2,814
Preferred stock (average)	2,500	2,500	1,900
Average tangible common equity (non-GAAP)	$8,476	$7,817	$12,066
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$275	$356	$420
Average tangible common equity (non-GAAP)	8,476	7,817	12,066

Return on average tangible common equity from continuing operations (non-GAAP)	13.16%	18.07%	14.12%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$276	$356	$421
Average tangible common equity (non-GAAP)	8,476	7,817	12,066

Return on average tangible common equity consolidated (non-GAAP)	13.21%	18.07%	14.15%

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Cash efficiency ratio
Noninterest expense (GAAP)	$1,176	$1,156	$1,070
Less: Intangible asset amortization	10	12	11
Adjusted noninterest expense (non-GAAP)	$1,166	$1,144	$1,059

Net interest income (GAAP)	$1,099	$1,220	$1,014
Plus: Taxable-equivalent adjustment	7	7	6
Noninterest income	608	671	676
Total taxable-equivalent revenue (non-GAAP)	$1,714	$1,898	$1,696

Cash efficiency ratio (non-GAAP)	68.0%	60.3%	62.4%

(a)For the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, intangible assets exclude $1 million, $2 million, and $2 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, average intangible assets exclude $1 million, $2 million, and $3 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Consolidated Balance Sheets
(Dollars in millions)

	3/31/2023	12/31/2022	3/31/2022
Assets
Loans	$119,971	$119,394	$106,600
Loans held for sale	1,211	963	1,170
Securities available for sale	39,498	39,117	43,681
Held-to-maturity securities	9,561	8,710	6,871
Trading account assets	1,118	829	848
Short-term investments	8,410	2,432	3,881
Other investments	1,587	1,308	722
Total earning assets	181,356	172,753	163,773
Allowance for loan and lease losses	(1,380)	(1,337)	(1,105)
Cash and due from banks	784	887	684
Premises and equipment	628	636	647
Goodwill	2,752	2,752	2,694
Other intangible assets	85	94	118
Corporate-owned life insurance	4,372	4,369	4,340
Accrued income and other assets	8,512	9,223	9,544
Discontinued assets	410	436	526
Total assets	$197,519	$189,813	$181,221

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	106,841	101,761	98,239
Noninterest-bearing deposits	37,307	40,834	50,424
Total deposits	144,148	142,595	148,663
Federal funds purchased and securities sold under repurchase agreements	1,374	4,077	599
Bank notes and other short-term borrowings	10,061	5,386	2,222
Accrued expense and other liabilities	4,861	4,994	3,615
Long-term debt	22,753	19,307	10,814
Total liabilities	183,197	176,359	165,913

Equity
Preferred stock	2,500	2,500	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,207	6,286	6,214
Retained earnings	15,700	15,616	14,793
Treasury stock, at cost	(5,868)	(5,910)	(5,927)
Accumulated other comprehensive income (loss)	(5,474)	(6,295)	(2,929)
Key shareholders’ equity	14,322	13,454	15,308
Total liabilities and equity	$197,519	$189,813	$181,221

Common shares outstanding (000)	935,229	933,325	932,398

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Interest income
Loans	$1,476	$1,347	$837
Loans held for sale	13	20	12
Securities available for sale	194	195	173
Held-to-maturity securities	74	64	46
Trading account assets	12	10	6
Short-term investments	42	48	4
Other investments	13	11	2
Total interest income	1,824	1,695	1,080
Interest expense
Deposits	350	186	14
Federal funds purchased and securities sold under repurchase agreements	22	16	—
Bank notes and other short-term borrowings	78	54	3
Long-term debt	275	219	49
Total interest expense	725	475	66
Net interest income	1,099	1,220	1,014
Provision for credit losses	139	265	83
Net interest income after provision for credit losses	960	955	931
Noninterest income
Trust and investment services income	128	126	136
Investment banking and debt placement fees	145	172	163
Cards and payments income	81	85	80
Service charges on deposit accounts	67	71	91
Corporate services income	76	89	91
Commercial mortgage servicing fees	46	42	36
Corporate-owned life insurance income	29	33	31
Consumer mortgage income	11	9	21
Operating lease income and other leasing gains	25	24	32
Other income	—	20	(5)
Total noninterest income	608	671	676
Noninterest expense
Personnel	701	674	630
Net occupancy	70	72	73
Computer processing	92	82	77
Business services and professional fees	45	60	53
Equipment	22	20	23
Operating lease expense	20	22	28
Marketing	21	31	28
Other expense	205	195	158
Total noninterest expense	1,176	1,156	1,070
Income (loss) from continuing operations before income taxes	392	470	537
Income taxes	81	76	90
Income (loss) from continuing operations	311	394	447
Income (loss) from discontinued operations, net of taxes	1	—	1
Net income (loss)	312	394	448
Net income (loss) attributable to Key	$312	$394	$448

Income (loss) from continuing operations attributable to Key common shareholders	$275	$356	$420
Net income (loss) attributable to Key common shareholders	276	356	421
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.30	$.38	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.30	.38	.46
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.30	$.38	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.30	.38	.45

Cash dividends declared per common share	$.205	$.205	$.195

Weighted-average common shares outstanding (000)	926,490	924,974	922,941
Effect of common share options and other stock awards	7,314	8,750	10,692
Weighted-average common shares and potential common shares outstanding (000) (b)	933,804	933,724	933,634
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	First Quarter 2023			Fourth Quarter 2022			First Quarter 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$60,281	$807	5.42%	$58,212	$712	4.85%	$51,574	$410	3.22%
Real estate — commercial mortgage	16,470	224	5.52	16,445	208	5.01	14,587	121	3.37
Real estate — construction	2,525	39	6.30	2,450	35	5.70	2,027	17	3.37
Commercial lease financing	3,783	27	2.87	3,825	26	2.71	3,942	24	2.41
Total commercial loans	83,059	1,097	5.35	80,932	981	4.81	72,130	572	3.21
Real estate — residential mortgage	21,436	172	3.21	21,128	164	3.11	16,309	112	2.75
Home equity loans	7,879	106	5.47	7,890	103	5.18	8,345	74	3.61
Consumer direct loans	6,439	75	4.71	6,713	75	4.45	5,954	61	4.16
Credit cards	983	32	13.37	993	31	12.61	932	24	10.36
Consumer indirect loans	41	1	1.24	46	—	—	92	—	—
Total consumer loans	36,778	386	4.23	36,770	373	4.05	31,632	271	3.45
Total loans	119,837	1,483	5.01	117,702	1,354	4.57	103,762	843	3.28
Loans held for sale	907	13	5.86	1,421	20	5.63	1,485	12	3.32
Securities available for sale (b), (e)	39,172	194	1.72	39,149	195	1.70	44,923	173	1.50
Held-to-maturity securities (b)	8,931	74	3.32	8,278	64	3.07	7,188	46	2.54
Trading account assets	1,001	12	4.86	863	10	4.57	842	6	2.74
Short-term investments	3,532	42	4.80	3,159	48	6.02	7,323	4.25
Other investments (e)	1,309	13	4.01	1294	11	3.15	651	2	1.26
Total earning assets	174,689	1,831	4.09	171,866	1,702	3.79	166,174	1,086	2.62
Allowance for loan and lease losses	(1,336)			(1,145)			(1,056)
Accrued income and other assets	17,498			18,421			17,471
Discontinued assets	419			447			539
Total assets	$191,270			$189,589			$183,128
Liabilities
Money market deposits	$33,853	$78.94%		$34,921	$35.40%		$37,233	$4.04%
Demand deposits	52,365	183	1.42	50,877	119.93		51,282	7.06
Savings deposits	7,346	1.03		7,795	1.03		7,599	—	.01
Certificates of deposit ($100,000 or more)	2,392	16	2.64	1,351	3.93		1,639	2.44
Other time deposits	8,106	72	3.61	4,757	28	2.33	2,098	1.15
Total interest-bearing deposits	104,062	350	1.36	99,701	186.74		99,851	14.06
Federal funds purchased and securities sold under repurchase agreements	2,087	22	4.34	1,752	16	3.52	287	—	.13
Bank notes and other short-term borrowings	6,597	78	4.80	5,420	54	3.94	705	3	1.94
Long-term debt (f), (g)	20,141	275	5.47	18,351	219	4.77	10,830	49	1.79
Total interest-bearing liabilities	132,887	725	2.20	125,224	475	1.50	111,673	66.24
Noninterest-bearing deposits	39,343			45,965			50,312
Accrued expense and other liabilities	4,804			4,785			3,824
Discontinued liabilities (g)	419			447			539
Total liabilities	$177,453			$176,421			$166,348
Equity
Key shareholders’ equity	$13,817			$13,168			$16,780
Noncontrolling interests	—			—			—
Total equity	13,817			13,168			16,780
Total liabilities and equity	$191,270			$189,589			$183,128
Interest rate spread (TE)			1.89%			2.28%			2.38%
Net interest income (TE) and net interest margin (TE)		$1,106	2.47%		$1,227	2.73%		$1,020	2.46%
TE adjustment (b)		7			7			6
Net interest income, GAAP basis		$1,099			$1,220			$1,014
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $178 million, $171 million, and $141 million of assets from commercial credit cards for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Noninterest Expense
(Dollars in millions)

	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Personnel (a)	$701	$674	$630
Net occupancy	70	72	73
Computer processing	92	82	77
Business services and professional fees	45	60	53
Equipment	22	20	23
Operating lease expense	20	22	28
Marketing	21	31	28
Other expense	205	195	158
Total noninterest expense	$1,176	$1,156	$1,070
Average full-time equivalent employees (b)	18,220	18,210	17,110
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Salaries and contract labor	$419	$407	$348
Incentive and stock-based compensation	152	171	183
Employee benefits	99	94	97
Severance	31	2	2
Total personnel expense	$701	$674	$630

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Loan Composition
(Dollars in millions)

				Change 3/31/2023 vs.
	3/31/2023	12/31/2022	3/31/2022	12/31/2022	3/31/2022
Commercial and industrial (a)	$60,565	$59,647	$52,815	1.5%	14.7%
Commercial real estate:
Commercial mortgage	16,348	16,352	15,124	—	8.1
Construction	2,590	2,530	2,065	2.4	25.4
Total commercial real estate loans	18,938	18,882	17,189	.3	10.2
Commercial lease financing (b)	3,763	3,936	3,916	(4.4)	(3.9)
Total commercial loans	83,266	82,465	73,920	1.0	12.6
Residential — prime loans:
Real estate — residential mortgage	21,632	21,401	17,181	1.1	25.9
Home equity loans	7,706	7,951	8,258	(3.1)	(6.7)
Total residential — prime loans	29,338	29,352	25,439	—	15.3
Consumer direct loans	6,359	6,508	6,249	(2.3)	1.8
Credit cards	969	1,026	930	(5.6)	4.2
Consumer indirect loans	39	43	62	(9.3)	(37.1)
Total consumer loans	36,705	36,929	32,680	(.6)	12.3
Total loans (c), (d)	$119,971	$119,394	$106,600	.5%	12.5%
(a)Loan balances include $185 million, $172 million, and $147 million of commercial credit card balances at March 31, 2023, December 31, 2022, and March 31, 2022, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $6 million, $8 million, and $14 million at March 31, 2023, December 31, 2022, and March 31, 2022, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $407 million at March 31, 2023, $434 million at December 31, 2022, and $531 million at March 31, 2022, related to the discontinued operations of the education lending business.
(d)Accrued interest of $487 million, $417 million, and $192 million at March 31, 2023, December 31, 2022, and March 31, 2022, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 3/31/2023 vs.
	3/31/2023	12/31/2022	3/31/2022	12/31/2022	3/31/2022
Commercial and industrial	$351	$477	$216	(26.4)%	62.5%
Real estate — commercial mortgage	815	427	819	90.9	(0.5)
Commercial lease financing	—	35	—	N/M	N/M
Real estate — residential mortgage	45	24	114	87.5	(60.5)
Total loans held for sale	$1,211	$963	$1,170	25.8%	3.5%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	1Q23	4Q22	3Q22	2Q22	1Q22
Balance at beginning of period	$963	$1,048	$1,306	$1,170	$2,729
New originations	1,779	3,158	2,157	2,837	2,724
Transfers from (to) held to maturity, net	(13)	(48)	—	(57)	—
Loan sales	(1,518)	(3,124)	(2,446)	(2,506)	(4,269)
Loan draws (payments), net	—	(71)	26	(133)	(12)
Valuation and other adjustments	—	—	5	(5)	(2)
Balance at end of period	$1,211	$963	$1,048	$1,306	$1,170

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended
	3/31/2023	12/31/2022	3/31/2022
Average loans outstanding	$119,837	$117,702	$103,762
Allowance for loan and lease losses at the beginning of the period	1,337	1,144	1,061
Loans charged off:
Commercial and industrial	35	35	30

Real estate — commercial mortgage	5	13	4
Real estate — construction	—	—	—
Total commercial real estate loans	5	13	4
Commercial lease financing	(1)	—	2
Total commercial loans	39	48	36
Real estate — residential mortgage	—	—	(1)
Home equity loans	1	—	1
Consumer direct loans	11	9	7
Credit cards	9	8	7
Consumer indirect loans	—	2	1
Total consumer loans	21	19	15
Total loans charged off	60	67	51
Recoveries:
Commercial and industrial	8	18	11

Real estate — commercial mortgage	—	1	1
Real estate — construction	—	—	—
Total commercial real estate loans	—	1	1
Commercial lease financing	1	2	—
Total commercial loans	9	21	12
Real estate — residential mortgage	1	3	—
Home equity loans	1	—	1
Consumer direct loans	2	1	2
Credit cards	1	1	2
Consumer indirect loans	1	—	1
Total consumer loans	6	5	6
Total recoveries	15	26	18
Net loan charge-offs	(45)	(41)	(33)
Provision (credit) for loan and lease losses	88	234	77
Allowance for loan and lease losses at end of period	$1,380	$1,337	$1,105

Liability for credit losses on lending-related commitments at beginning of period	225	194	160
Provision (credit) for losses on lending-related commitments	51	31	6
Liability for credit losses on lending-related commitments at end of period (a)	$276	$225	$166

Total allowance for credit losses at end of period	$1,656	$1,562	$1,271

Net loan charge-offs to average total loans	.15%	.14%	.13%
Allowance for loan and lease losses to period-end loans	1.15	1.12	1.04
Allowance for credit losses to period-end loans	1.38	1.31	1.19
Allowance for loan and lease losses to nonperforming loans	332	345	252
Allowance for credit losses to nonperforming loans	398	404	290

Discontinued operations — education lending business:
Loans charged off	$1	$2	$2
Recoveries	—	—	—
Net loan charge-offs	$(1)	$(2)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	1Q23	4Q22	3Q22	2Q22	1Q22
Net loan charge-offs	$45	$41	$43	$44	$33
Net loan charge-offs to average total loans	.15%	.14%	.15%	.16%	.13%
Allowance for loan and lease losses	$1,380	$1,337	$1,144	$1,099	$1,105
Allowance for credit losses (a)	1,656	1,562	1,338	1,272	1,271
Allowance for loan and lease losses to period-end loans	1.15%	1.12%	.98%	.98%	1.04%
Allowance for credit losses to period-end loans	1.38	1.31	1.15	1.13	1.19
Allowance for loan and lease losses to nonperforming loans	332	346	293	256	252
Allowance for credit losses to nonperforming loans	398	404	343	297	290
Nonperforming loans at period end	$416	$387	$390	$429	$439
Nonperforming assets at period end	447	420	419	463	467
Nonperforming loans to period-end portfolio loans	.35%	.32%	.34%	.38%	.41%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.37	.35	.36	.41	.44

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Commercial and industrial	$170	$174	$169	$197	$186

Real estate — commercial mortgage	59	21	34	35	40
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	59	21	34	35	40
Commercial lease financing	1	1	2	2	3
Total commercial loans	230	196	205	234	229
Real estate — residential mortgage	75	77	66	67	73
Home equity loans	104	107	112	120	129
Consumer direct loans	3	3	3	3	4
Credit cards	3	3	3	3	3
Consumer indirect loans	1	1	1	2	1
Total consumer loans	186	191	185	195	210
Total nonperforming loans (a)	416	387	390	429	439
OREO	13	13	12	9	8
Nonperforming loans held for sale	18	20	17	25	20
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$447	$420	$419	$463	$467
Accruing loans past due 90 days or more	55	60	47	41	55
Accruing loans past due 30 through 89 days	164	180	187	137	122
Nonperforming assets from discontinued operations — education lending business	3	3	3	3	4
Nonperforming loans to period-end portfolio loans	.35%	.32%	.34%	.38%	.41%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.37	.35	.36	.41	.44
(a)On January 1, 2023, Key adopted ASU 2022-02 Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. In connection with the adoption of this guidance, nonperforming loans as of March 31, 2023, includes certain loans which were modified for borrowers experiencing financial difficulty. Prior period amounts included nonperforming troubled debt restructurings (TDRs), for which accounting guidance was eliminated upon adoption of ASU 2022-02 on January 1, 2023. Our first quarter 2023 Form 10-Q will include additional information on our adoption of this ASU.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	1Q23	4Q22	3Q22	2Q22	1Q22
Balance at beginning of period	$387	$390	$429	$439	$454
Loans placed on nonaccrual status	143	113	80	118	87
Charge-offs	(60)	(67)	(68)	(59)	(50)
Loans sold	(2)	(4)	(3)	(8)	—
Payments	(31)	(22)	(29)	(35)	(27)
Transfers to OREO	(2)	(1)	(1)	(2)	(1)
Loans returned to accrual status	(19)	(22)	(18)	(24)	(24)
Balance at end of period	$416	$387	$390	$429	$439

KeyCorp Reports First Quarter 2023 Profit
April 20, 2023

Line of Business Results
(Dollars in millions)

						Change 1Q23 vs.
	1Q23	4Q22	3Q22	2Q22	1Q22	4Q22	1Q22
Consumer Bank
Summary of operations
Total revenue (TE)	$842	$900	$891	$824	$799	(6.4)%	5.4%
Provision for credit losses	60	105	37	8	43	(42.9)	39.5
Noninterest expense	675	698	667	675	663	(3.3)	1.8
Net income (loss) attributable to Key	81	74	142	107	71	9.5	14.1
Average loans and leases	43,086	43,149	42,568	40,827	38,654	(.1)	11.5
Average deposits	84,492	87,243	90,044	91,273	91,516	(3.2)	(7.7)
Net loan charge-offs	24	21	17	23	22	14.3	9.1
Net loan charge-offs to average total loans	.23%	.19%	.16%	.23%	.23%	21.1	—
Nonperforming assets at period end	$196	$202	$195	$203	$217	(3.0)	(9.7)
Return on average allocated equity	8.98%	8.78%	16.20%	11.66%	8.02%	2.3	12.0

Commercial Bank
Summary of operations
Total revenue (TE)	$841	$928	$889	$842	$808	(9.4)%	4.1%
Provision for credit losses	80	165	74	37	41	(51.5)	95.1
Noninterest expense	428	461	451	410	414	(7.2)	3.4
Net income (loss) attributable to Key	264	250	295	317	284	5.6	(7.0)
Average loans and leases	76,306	74,100	71,464	67,825	64,684	3.0	18.0
Average loans held for sale	876	1,377	1,036	1,016	1,323	(36.4)	(33.8)
Average deposits	52,185	54,385	52,272	54,846	57,241	(4.0)	(8.8)
Net loan charge-offs	21	25	27	21	11	(16.0)	90.9
Net loan charge-offs to average total loans	.11%	.13%	.15%	.12%	.07%	(15.4)	57.1
Nonperforming assets at period end	$251	$218	$224	$260	$250	15.1	.4
Return on average allocated equity	10.39%	10.40%	12.63%	14.26%	13.26%	(.1)	(21.6)
TE = Taxable Equivalent